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                                                                      EXHIBIT 21

INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Saga Communications, Inc. Subsidiaries

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                                              Jurisdiction
            Name                            of Organization    Name Under Which Subsidiary does Business
            ----                            ---------------    -----------------------------------------
Franklin Communications, Inc.                   Delaware       Franklin Communications, Inc.
                                                               Saga Communications of Arkansas, LLC
                                                               Saga Communications of North Carolina, LLC
Lakefront Communications, LLC                   Delaware       Lakefront Communications, LLC
                                                               Saga Communications of Iowa, LLC
                                                               Saga Communications of Milwaukee, LLC
                                                               Saga Communications of Tuckessee, LLC
Saga Air, LLC                                   Delaware       Saga Air, LLC
Saga Broadcasting, LLC                          Delaware       Franklin Communications, Inc.
                                                               Lakefront Communications, LLC
                                                               Saga Air, LLC
                                                               Saga Broadcasting, LLC
                                                               Saga Communications of South Dakota, LLC
                                                               Tidewater Communications, LLC
Saga Communications of Arkansas, LLC            Delaware       Saga Communications of Arkansas, LLC
Saga Communications of Illinois, LLC            Delaware       Saga Communications of Illinois, LLC
Saga Communications of Iowa, LLC                Delaware       Saga Communications of Iowa, LLC
Saga Communications of Michigan, LLC            Delaware       Saga Communications of Michigan, LLC
Saga Communications of Milwaukee, LLC           Delaware       Saga Communications of Milwaukee, LLC
Saga Communications of New England, LLC         Delaware       Saga Communications of New England, LLC
                                                               Saga Communications of New Hampshire, LLC
Saga Communications of New Hampshire, LLC       Delaware       Saga Communications of New Hampshire, LLC
Saga Communications of North Carolina, LLC      Delaware       Saga Communications of North Carolina, LLC
Saga Communications of South Dakota, LLC        Delaware       Saga Communications of South Dakota, LLC
Saga Communications of Tuckessee, LLC           Delaware       Saga Communications of Tuckessee, LLC
Saga Quad States Communications, LLC            Delaware       Saga Quad States Communications, LLC
Tidewater Communications, LLC                   Delaware       Tidewater Communications, LLC
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